UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2019 (August 13, 2019)

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01175	81-2878769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CLARENDON STREET, 37TH FLOOR, BOSTON, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 516-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	BCSF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01. Other Events

On August 13, 2019, Bain Capital Specialty Finance, Inc. (the “Company”), through BCC Middle Market CLO 2019-1, LLC (the “Issuer”), a Cayman Islands limited liability company and a wholly-owned and consolidated subsidiary of the Company, and BCC Middle Market CLO 2019-1 Co-Issuer, LLC (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”), a Delaware limited liability company, priced its $501,000,000 million term debt securitization (the “CLO Transaction”).  The transaction is expected to close on August 28, 2019. The notes offered by the Co-Issuers in the CLO Transaction (the “2019-1 Notes”) are secured by a diversified portfolio of the Issuer consisting primarily of middle market loans and participation interests in middle market loans, the majority of which are senior secured loans. The CLO Transaction is expected to be executed through a private placement of: $222,500,000 million of AAA Class A-1 Notes, which will bear interest at three-month London Interbank Offered Rate (“LIBOR”) plus 1.70%; $50,750,000 million of AA Class A-2A Notes, which will bear interest at three-month LIBOR plus 2.70%; $13,000,000 million of AA Class A-2B Notes, which will bear interest at 4.23%; $30,000,000 million of A Class B Notes, which will bear interest at three-month LIBOR plus 3.60%;  and $32,500,000 million of BBB- Class C Notes, which will bear interest at three-month LIBOR plus 4.75%. In furtherance of the CLO Transaction, the Company expects that the Co-Issuers will also incur $50,000,000 of Class A-1L Loans (the “Loans” and, together with the 2019-1 Notes, the “Debt”). The Company has held 100% of the membership interests (the “Membership Interests”) in the Issuer since the Issuer’s formation on June 20, 2019 and expects to hold such interests at and after the closing of the CLO Transaction. The Membership Interests do not bear interest and will have a nominal value of approximately $102,250,000 million at closing of the CLO Transaction. The Company expects that the Debt will be scheduled to mature on October 15, 2031.

The Debt will be the secured obligations of the Issuer, and the indenture governing the 2019-1 Debt and the credit agreement governing the Loans, as applicable, include customary covenants and events of default. The Debt has not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from registration.  This report is not a solicitation for or an offer to purchase the Debt.

Forward-Looking Statements

Certain information contained herein, including information regarding the closing of the CLO Transaction, may constitute “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. These statements are not guarantees of future events and are subject to risks, uncertainties, and other factors, some of which are beyond the Company’s control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the Company’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bain Capital Specialty Finance, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL SPECIALTY FINANCE, INC.

Date: August 19, 2019	By:	/s/ Michael Treisman
Name: Michael Treisman
Title: Secretary

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